Exhibit (a)(22)
CONSULTING GROUP CAPITAL MARKETS FUNDS
AMENDMENT NO. 21
TO
MASTER TRUST AGREEMENT
     AMENDMENT NO. 21 (“Amendment”) to the Master Trust Agreement dated April 12, 1991 (“Agreement”) of Consulting Group Capital Markets Funds (“Trust”), effective as of the 20th day of October, 2011.
WITNESSETH:
     WHEREAS, the Code of Massachusetts Regulations, Title 950, Chapter 109.03, provides that the declaration of trust shall contain the name and addresses of all trustees, and the principal place of business of a trust;
109.03 (c) Names and addresses of the trustees:
John J. Murphy
268 Main Street
Gladstone, NJ 07934
Adela Cepeda
c/o MSSB
2000 Westchester Avenue
Purchase, NY 10577
Stephen E. Kaufman
277 Park Avenue
47th Floor
New York, NY 10172
W. Thomas Matthews
453 Banks Mill Road
Aiken, SC 29801
Mark J. Reed
101 S. Hanley Road
Suite 1260
St. Louis, MO 63105

James F. Walker
c/o MSSB
2000 Westchester Avenue
Purchase, NY 10577
     The undersigned hereby certifies that the Amendment set forth above has been duly adopted in accordance with the provisions of the Agreement.
     IN WITNESS WHEREOF, the undersigned has hereto set his hand on October 20, 2011.

CONSULTING GROUP CAPITAL MARKETS FUNDS

By: /s/ Paul F. Gallagher Name: Paul F. Gallagher
Title: Secretary